Exhibit 3.1

THIRD AMENDED AND RESTATED BYLAWS
OF
RIDENOW GROUP, INC.

ARTICLE I
OFFICES

Section 1.1    OFFICES. RideNow Group, Inc., a Nevada corporation (the “corporation”), shall have a registered office, a principal office, and such other offices as the board of directors of the corporation (the “board of directors”) may determine.

Section 1.2     OTHER OFFICES. The board of directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 2.1     PLACE OF MEETINGS. Meetings of stockholders shall be held at any physical location within or without the State of Nevada, and/or by such means of remote communication, as is designated by the board of directors. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the corporation.

Section 2.2     ANNUAL MEETINGS. The annual meetings of stockholders shall be held at a date and time and in whole or in part by remote communication as determined by the board of directors. At such meetings, directors shall be elected and any other proper business may be transacted by the stockholders. Except as otherwise restricted by the articles of incorporation of the corporation (as amended and/or restated from time to time and including any certificate of designation establishing a series of preferred stock, the “articles of incorporation”) or applicable law, the board of directors may postpone, reschedule or cancel any annual meeting of stockholders.

Section 2.3     SPECIAL MEETINGS. A special meeting of the stockholders, for any purpose or purposes whatsoever, unless prescribed by statute or by the articles of incorporation, may be called at any time by the chair and shall be called by the chair or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders holding shares in the aggregate entitled to cast not less than a majority of the voting power of the corporation at any such meeting. Except as otherwise restricted by the articles of incorporation or applicable law, the board of directors may postpone, reschedule or cancel any annual meeting of stockholders.

The request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by facsimile or other electronic transmission to the chair of the board, the president, any vice president or the secretary of the corporation. The officer receiving such request forthwith shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

Section 2.4     NOTICE OF STOCKHOLDERS’ MEETINGS. All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.5 not less than ten (10) nor more than sixty (60) days before the date of the meeting being noticed. The notice shall specify the physical location (if any), method of remote communication (if any), date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees which, at the time of the notice, management intends to present for election.

If action is proposed to be taken at any meeting for approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, (ii) an amendment to the articles of incorporation, (iii) a merger, conversion or exchange of shares of capital stock of the corporation, or (iv) dissolution of the corporation, the notice shall also state the general nature of such proposal. The notice shall be delivered in accordance with and shall contain or be accompanied by such additional information as may be required by the Nevada Revised Statutes (as amended from time to time, the “NRS”), including, without limitation, NRS 78.379, 92A.120 or 92A.410.

Section 2.5     MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of stockholders shall be personally delivered or mailed postage prepaid to each stockholder of record at the address appearing on the records of the corporation. Upon mailing, service of the notice is complete, and the time of the notice begins to run from the date upon which the notice is deposited in the mail. If the address of any stockholder does not appear upon the records of the corporation or is incomplete, it will be sufficient to address any notice to such stockholder at the registered office of the corporation. Notwithstanding the foregoing and in addition thereto, any notice to stockholders given by the corporation pursuant to NRS Title 7 (including, without limitation, NRS Chapters 75, 78 and 92A), the articles of incorporation or these third amended and restated bylaws (as amended from time to time, these “bylaws”) may be given pursuant to any form of electronic transmission permitted under the NRS. Notice shall be deemed given (i) by facsimile when directed to a number consented to by the stockholder to receive notice, (ii) by e-mail when directed to an e-mail address designated or used by the stockholder to receive notice, (iii) by posting on an electronic network together with a separate notice to the stockholder of the specific posting on the later of the specific posting or the giving of the separate notice or (iv) by any other electronic transmission as consented to by and when directed to the stockholder. The stockholder consent necessary to permit electronic transmission to such stockholder shall be deemed revoked and of no force and effect if (A) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with the stockholder’s consent and (B) the inability to deliver by electronic transmission becomes known to the secretary, assistant secretary, transfer agent or other agent of the corporation responsible for the giving of notice. In the event of the transfer of stock after delivery or mailing of the notice of and prior to the holding of the meeting, it shall not be necessary to deliver or mail notice of the meeting to the transferee.

If any notice addressed to a stockholder at the address of such stockholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the stockholder upon written demand of the stockholder at the principal executive office of the corporation for a period of one year from the date of the giving of such notice.

An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting shall be executed by the secretary, assistant secretary or any transfer agent of the corporation giving such notice and shall be filed and maintained in the minute book of the corporation.

Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.6     QUORUM. The presence in person or by proxy of the holders of one-third (33%) of the shares issued and outstanding and entitled to vote at any meeting of stockholders, regardless of whether the proxy has authority to vote on any matter, shall constitute a quorum for the transaction of business, except as otherwise provided by the NRS or the articles of incorporation. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.7     ADJOURNED MEETING AND NOTICE THEREOF. Any stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at such meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at such meeting.

When any meeting of stockholders, either annual or special, is adjourned to another time or physical location, notice need not be given of the adjourned meeting if the time and physical location, if any, thereof and the means of remote communication, if any, are announced at a meeting at which the adjournment is taken. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

Section 2.8     VOTING. Unless a record date set for voting purposes is fixed as provided in Section 7.1 of these bylaws, only persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the business day next preceding the day on which notice is given (or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held) shall be entitled to notice of and to vote at such meeting. Any stockholder entitled to vote on any matter other than elections of directors or officers, may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the stockholder fails to specify the number of shares such stockholder is voting affirmatively, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares such stockholder is entitled to vote. The board of directors, in its discretion, or the chair of the meeting, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

When a quorum is present or represented at any meeting, action by the stockholders entitled to vote on a matter, other than the election of directors, is approved by and is the act of the stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless the question is one upon which by express provision of the NRS, the articles of incorporation, these bylaws or other applicable law a different vote is required in which case such express provision shall govern and control the decision of such question. Every stockholder of record of the corporation shall be entitled at each meeting of stockholders to one vote for each share of stock standing in his or her name on the books of the corporation. If a quorum is present, directors shall be elected by a plurality of the votes cast by the holders of the shares present in person or by proxy at the meeting and entitled to vote in the election of directors.

    Section 2.9    WAIVER OF NOTICE OR CONSENT BY ABSENT STOCKHOLDERS. The actions taken at any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any regular or special meeting of stockholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 2.4, the waiver of notice or consent shall state the general nature of such proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance of a person at a meeting shall also constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice if such objection is expressly made at the meeting.

Section 2.10    NO STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Except as set forth in the articles of incorporation, any action required or permitted to be taken by the stockholders of the corporation must be effected at an annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

Section 2.11     PROXIES. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, electronic transmission or otherwise) by the stockholder or the stockholder’s attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless revoked by the person executing it, prior to the vote pursuant thereto, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by the person executing the proxy; provided, however, that no such proxy shall be valid after the expiration of six (6) months from the date of such proxy, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Subject to the above and the provisions of NRS 78.355, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the corporation.

Section 2.12     INSPECTORS OF ELECTION. Before any meeting of stockholders, the board of directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are appointed, the chair of the meeting may, and on the request of any stockholder or his, her or its proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed.

If any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors before the meeting, or by the chair of the meeting.

The duties of these inspectors shall be as follows:

(a)Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(b)Receive votes, ballots, or consents;

(c)Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)Count and tabulate all votes or consents;

(e)Determine the election result; and

(f)Do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

Section 2.13     NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

(a)Annual Meetings of Stockholders.

(i)Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 2.13 is delivered to the secretary of the corporation, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 2.13.

(ii)For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of Section 2.13(a)(i), the stockholder must have given timely notice thereof in writing to the secretary and any such proposed business (other than nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action.

(iii)To be timely, a stockholder’s notice shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation.

(iv)In no event shall any adjournment or postponement of an annual meeting of stockholders, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of stockholders’ notice as described above.

(b)Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 2.13 is delivered to the secretary, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 2.13. With respect to any business or nominations properly requested to be brought before a special meeting, a stockholder’s notice shall be considered timely if it is delivered to the secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made by the corporation of the date of the special meeting.

(c)Maximum Number of Nominees. The number of nominees a stockholder may nominate (or the number of nominees a stockholder may nominate on behalf of a beneficial owner) for election at an annual or special meeting shall not exceed the number of directors to be elected at such annual or special meeting.

(d)Content of Stockholder Notice. To be in proper form, a stockholder’s notice to the secretary must include the following, as applicable:

(i)As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (and any Control Person (as defined below)):

(A)     the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner or Control Person, if any;

(B) the class or series and number of shares of capital stock of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, beneficial owner, or Control Person;

(C) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner, or Control Person, or any other person acting in concert with any of the foregoing, the effect or intent of which is to mitigate loss, manage risk, or benefit from changes in the share price of any class of the corporation’s stock, or maintain, increase, or decrease the voting power of such person with respect to shares of stock of the corporation;

(D) a representation that the stockholder intends to appear in person or by proxy at the meeting to submit the nomination or business specified in the notice;

(E) a representation whether the stockholder, beneficial owner, or Control Person will engage in a solicitation with respect to the nomination or business and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) in such solicitation and whether such person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding stock required to approve or adopt the business to be proposed; and

(F) any other information relating to such stockholder, beneficial owner, or Control Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(ii)As to each person whom the stockholder proposes to nominate for election or re-election as a director:

(A)     all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in an election contest, or is otherwise required, pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(B) such person’s written consent to being named in the corporation’s proxy statement and form of proxy as a nominee and to serving as a director if elected;

(C) a fully completed and signed written questionnaire with respect to the background, qualifications, stock ownership, and independence of such candidate (in the form provided by the secretary upon written request); and

(D) a written representation and agreement (in the form provided by the secretary upon written request) that such candidate (1) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity as to how such candidate, if elected, will act or vote on any issue or question that has not been disclosed to the corporation, or that would limit or interfere with such candidate’s ability to comply with his or her fiduciary duties, (2) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed to the corporation, and (3) will comply with all applicable corporate governance, conflict of interest, confidentiality, and stock ownership policies and guidelines of the corporation.

(iii)As to any business other than a nomination of director(s) that the stockholder proposes to bring before the meeting: a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting, and any direct or indirect personal or other material interest of the stockholder, beneficial owner, or Control Person in such business.

(e)     Rule 14a-19 Universal Proxy Requirements.

(i)If a stockholder notice relates to the nomination of one or more persons for election to the Board of Directors, the stockholder or beneficial owner shall include a representation that it will or is part of a group that will (A) solicit proxies from holders of the corporation’s outstanding capital stock representing at least 67% of the voting power of the shares of the corporation entitled to vote on the election of directors, (B) include a statement to that effect in its proxy statement and/or form of proxy, (C) otherwise comply with Rule 14a-19 under the Exchange Act, and (D) provide the secretary, not less than five (5) business days prior to the meeting or any adjournment or postponement thereof, with reasonable documentary evidence (as determined by the secretary in good faith) that such stockholder and/or beneficial owner has complied with such representations.

(ii)If a stockholder or beneficial owner that intends to solicit proxies in support of director nominees other than the corporation’s nominees no longer intends to solicit proxies in accordance with its representation pursuant to this Section 2.13, such stockholder or beneficial owner shall inform the corporation of this change by delivering a writing to the secretary no later than two (2) business days after the occurrence of such change.

(iii)If any proposing stockholder fails to comply with the requirements of Rule 14a-19 under the Exchange Act (including providing the required notices or documentary evidence), or fails to solicit proxies in support of candidates representing at least 67% of the voting power of the shares of the corporation entitled to vote on the election of directors, then the nomination of each nominee proposed by such stockholder shall be disregarded and declared null and void, notwithstanding that proxies in respect of such vote may have been received by the corporation.

(f)     Duty to Supplement. A stockholder providing notice of nominations or business proposed to be brought before a meeting shall notify the corporation in writing, delivered to the secretary at the principal executive offices of the corporation, within five (5) business days after the record date for determining stockholders entitled to notice of such meeting, of any agreement, arrangement, or understanding described in Section 2.13(d)(i)(C) in effect as of the record date, and shall further update and supplement such notice so that the information provided or required to be provided in such notice shall be true and correct as of the record date.

(g)Definitions & Rule 14a-8.

(i) For purposes of this Section 2.13, a “Control Person” shall mean a director, executive officer, managing member, or general partner of the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the business is proposed, of such beneficial owner.

(ii) Nothing in these bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 2.14    MEETINGS THROUGH REMOTE COMMUNICATIONS. Stockholders may participate in a meeting of the stockholders by any means of remote communication or other available technology utilized by the corporation, including without limitation, videoconferencing, teleconferencing, webcast or other similar method of communication by which all individuals participating in the meeting can hear each other. If any such means are utilized, the corporation shall, to the extent required under the NRS, implement reasonable measures to (a) verify the identity of each person participating through such means as a stockholder and (b) provide the stockholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to communicate, and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings. Participation in a meeting pursuant to this Section 2.14 constitutes presence in person at the meeting. Notwithstanding anything to the contrary in these bylaws, a meeting of stockholders may be held solely by remote communication pursuant to and in accordance with NRS 78.320(4)-(6).

ARTICLE III
DIRECTORS

Section 3.1     POWERS. Subject to the provisions of NRS Chapters 78 and 92A and any limitations in the articles of incorporation or these bylaws relating to action required to be approved by the stockholders, the business and affairs of the corporation shall be managed, and all corporate powers shall be exercised by or under the direction of the board of directors.

Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the power and authority to:

(a)Select and remove all officers, agents, and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the articles of incorporation or these bylaws, fix their compensation, and require from them security for faithful service.

(b)Change the principal executive office or the principal business office from one location to another; cause the corporation to be qualified to do business in any other state, territory, dependency, or foreign country and conduct business within or without the State of Nevada; designate any physical location within or without the State of Nevada for the holding of any stockholders’ meeting, including any annual meeting; adopt, make and use a corporate seal, and prescribe the forms of certificates of stock or the issuance of uncertificated shares, and alter the form of such seal and of such certificates from time to time as in their judgment they may deem best, provided that such forms shall at all times comply with the provisions of law.

(c)Authorize the issuance of shares of stock of the corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities cancelled, or tangible or intangible property actually received.

(d)Borrow money and incur indebtedness for the purpose of the corporation, and cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities therefor.

Section 3.2     NUMBER OF DIRECTORS. The authorized number of directors shall be no fewer than one (1). The exact number of directors constituting the board of directors shall be set by resolution of the board of directors, without an amendment to these bylaws.

    Section 3.3    QUALIFICATION, ELECTION, AND TERM     OF OFFICE OF DIRECTORS. Directors need not be stockholders. At the first annual meeting of stockholders and at each annual meeting thereafter, the holders of shares of stock entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting or until the director’s earlier death, resignation, disqualification, or removal. Despite the expiration of a director’s term, the director shall continue to serve until the director’s successor is elected and qualified.

Section 3.4     RESIGNATION AND REMOVAL OF DIRECTORS. Any director may resign effective upon giving written notice to the chair of the board, the president, the secretary or the board of directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation, in which case such resignation shall be effective at the time specified. Unless such resignation specifies otherwise, its acceptance by the corporation shall not be necessary to make it effective. Any or all of the directors may be removed, with or without cause, only by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote. No reduction of the authorized number of directors shall have the effect of removing any director before his or her term of office expires.

Section 3.5     VACANCIES. Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. Each director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified.

If after the filling of any vacancy by the directors, the directors then in office who have been elected by the stockholders shall constitute less than a majority of the directors then in office, any holder or holders of an aggregate of five percent or more of the total voting power of the shares of capital stock of the corporation at the time outstanding having the right to vote for such directors may call a special meeting of the stockholders to elect the entire board of directors. The term of office of any director not elected by the stockholders shall terminate upon the election of a successor.

Section 3.6     PLACE OF MEETINGS. Regular meetings of the board of directors shall be held at any physical location within or without the State of Nevada and/or by such means of remote communication that has been designated from time to time by resolution of the board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board shall be held at any physical location within or without the State of Nevada and/or by such means of remote communication that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone, video conference, or similar communication equipment, so long as all directors participating in such meeting can hear one another, and all such directors shall be deemed to be present in person at such meeting.

Section 3.7     ANNUAL MEETINGS. Immediately following each annual meeting of stockholders, the board of directors shall hold a regular meeting for the purpose of transaction of other business. Notice of this meeting shall not be required.

Section 3.8     OTHER REGULAR MEETINGS. Other regular meetings of the board of directors shall be held without call at such time as shall from time to time be fixed by the board of directors. Such regular meetings may be held without notice, provided the notice of any change in the time of any such meetings shall be given to all of the directors. Notice of a change in the determination of the time shall be given to each director in the same manner as notice for special meetings of the board of directors.

Section 3.9     SPECIAL MEETINGS. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chair of the board, the president, any vice president, the secretary or any two directors.

Notice of the time and physical location and/or means of remote communication of special meetings shall be delivered personally, by electronic transmission or by telephone to each director or sent by first- class mail or facsimile, charges prepaid, addressed to each director at his or her address as is shown upon the records of the corporation. In case such notice is mailed, it shall be deposited in the United States mail at least four (4) days prior to the time of the holding of the meeting. In case such notice is delivered personally, or by telephone, facsimile or electronic transmission, it shall be delivered personally or by telephone, facsimile or electronic transmission at least forty-eight (48) hours prior to the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated to either the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director.

Section 3.10     QUORUM. A majority of the authorized number of directors constituting the board of directors shall constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of NRS 78.140 (approval of contracts or transactions in which a director has a financial interest or is a common director or officer), NRS 78.125 (appointment of committees), and NRS 78.751 (indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 3.11     WAIVER OF NOTICE. The actions taken at any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. The waiver of notice of consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without objecting, prior thereto or at its commencement, to the lack of notice to such director.

Section 3.12     ADJOURNMENT. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and physical location.

Section 3.13     NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of such time and place shall be given prior to the time of the adjourned meeting, in the manner specified in Section 3.8, to the directors who were not present at the time of the adjournment.

Section 3.14     ACTION WITHOUT MEETING. Any action required or permitted to be taken by the board of directors may be taken without a meeting if, before or after the action, all members of the board of directors shall consent in writing to such action (excluding any directors not required to sign such consent pursuant to and in accordance with NRS 78.315(2)). Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors at a meeting thereof. Such written consents shall be filed with the minutes of the proceedings of the board of directors. Such written consent may be signed manually or electronically (or by any other means then permitted under the NRS) and in counterparts, including, without limitation, counterparts delivered by facsimile or electronic transmission, and shall be filed with the minutes of the proceedings of the board of directors.

Section 3.15     FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the board of directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for such services. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV
COMMITTEES

Section 4.1     COMMITTEES OF DIRECTORS. The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of one or more directors, to serve at the pleasure of the board. The board of directors may designate one or more directors as alternate members of any committees, who may replace any absent member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board, shall have all the authority of the board.

Section 4.2     MEETINGS AND ACTION BY COMMITTEES. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Sections 3.6 (place of meetings), 3.8 (regular meetings), 3.9 (special meetings and notice), 3.10 (quorum), 3.11 (waiver of notice), 3.12 (adjournment), 3.13 (notice of adjournment) and 3.14 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time of regular meetings of committees may be determined by resolutions of the board of directors and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the governance of any committee not inconsistent with the provisions of these bylaws. The committees shall keep regular minutes of their proceedings and report the same to the board when required or requested.

ARTICLE V
OFFICERS

Section 5.1     OFFICERS. The officers of the corporation shall be a president, a secretary and a treasurer or the equivalent officers. The corporation may also have, at the discretion of the board of directors, a chair of the board, a vice chair of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.3. Any two or more offices may be held by the same person.

Section 5.2     ELECTION OF OFFICERS. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5, shall be elected by the board of directors, and each shall serve at the pleasure of the board of directors, subject to the rights, if any, of an officer under any contract of employment. The board of directors at its first meeting after each annual meeting of stockholders shall elect or re-elect officers. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 5.3     SUBORDINATE OFFICERS, ETC. The board of directors may appoint and may empower the president or chief executive officer to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

Section 5.4     REMOVAL AND RESIGNATION OF OFFICERS. The officers of the corporation shall hold office until their successors are chosen and qualify. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power or removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any such resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

Section 5.5     VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to such office.

Section 5.6     CHAIR OF THE BOARD. The board of directors shall elect one of its members to be chair of the board. The chair of the board shall, if present, preside at all meetings of the board of directors and stockholders and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the board of directors or prescribed by these bylaws. In the event the chair is unable to perform the duties of the chair, the vice chair shall exercise the powers and discharge the duties of the chair, pursuant to Section 5.7 of these bylaws, until such time as the board of directors shall elect a new chair from among its members in accordance with these bylaws; or if there is no vice chair, or, if the vice chair is unable to perform such duties, such other director as the board of directors may designate shall exercise the powers and discharge the duties of the chair.
Section 5.7     VICE CHAIR OF THE BOARD. The board may elect one of its directors as a vice chair. In the event the chair is unable to perform the duties of the chair, the vice chair, if one is serving, shall exercise the powers and discharge the duties of the chair until such time as the board shall elect a new chair from among its members in accordance with these bylaws; or if there is no vice chair, or, if the vice chair is unable to perform such duties, such other director as the board may designate shall exercise the powers and discharge the duties of the chair. The vice chair of the board, if one is serving, shall, in the absence of the chair of the board, preside at all meetings of the board of directors and stockholders. The vice chair shall also have such other duties and responsibilities as shall be assigned by the board of directors or the chair.

Section 5.8     CHIEF EXECUTIVE OFFICER. The chief executive officer of the corporation, subject to the control of the board of directors, will have general supervision, direction and control of the business and the officers of the corporation. He or she shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws. He or she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

Section 5.9     PRESIDENT. The president will have responsibility for the oversight of the corporation’s operating and development activities. In the absence or disability of the chief executive officer, the president will exercise the powers and perform the duties of the chief executive officer, as set forth in Section 5.8. The president will render to the directors whenever they may require it an account of the operating and development activities of the corporation and will have such other powers and perform such other duties as the board of directors may from time to time prescribe or as the chief executive officer may from time-to-time delegate to him or her.

Section 5.10    VICE PRESIDENTS. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors (such as an executive vice president followed by a senior vice president, vice president, and assistant vice president) or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or these bylaws, the president or the chair of the board.

Section 5.11     SECRETARY. The secretary will attend all meetings of the board of directors and all meetings of the stockholders and shall record, keep or cause to be kept, at the principal executive office or such other place as the board of directors may order, a book of minutes of all meetings of directors, committees of directors and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ and committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a stock ledger, or a duplicate stock ledger, showing the names of all stockholders of record and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, if any, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of stockholders and of the board of directors required by these bylaws or by law to be given, and he or she shall keep the seal of the corporation in safe custody, as may be prescribed by the board of directors or by these bylaws.

Section 5.12     TREASURER. The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

The treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. He or she shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and board of directors, whenever they request it, an account of all of his or her transactions as treasurer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

If required by the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of such office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.

ARTICLE VI
INDEMNIFICATION

Section 6.1     ACTIONS OTHER THAN BY THE CORPORATION. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as manager of a limited liability company, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she is not liable pursuant to NRS 78.138 or he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

Section 6.2     ACTIONS BY THE CORPORATION. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as manager of a limited liability company, against expenses, including amounts paid in settlement and attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she is not liable pursuant to NRS 78.138 or he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 6.3     SUCCESSFUL DEFENSE. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2, or in defense of any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

    Section 6.4 REQUIRED APPROVAL. Any indemnification under Sections 6.1 and 6.2, unless ordered by a court or advanced pursuant to Section 6.5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:
(a)By the stockholders;

(b)By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

(c)If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section 6.5     ADVANCEMENT OF EXPENSES. The articles of incorporation, these bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

Section 6.6     OTHER RIGHTS. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article VI:

(a)Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to Section 6.2 or for the advancement of expenses made pursuant to Section 6.5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b)Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 6.7 INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as manager of a limited liability company for any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article VI.

Section 6.8     RELIANCE ON PROVISIONS. Each person who shall act as an authorized representative of the corporation shall be deemed to be doing so in reliance upon the rights of indemnification provided by this Article.

Section 6.9     SEVERABILITY. If any of the provisions of this Article are held to be invalid or unenforceable, this Article shall be construed as if it did not contain such invalid or unenforceable provision and the remaining provisions of this Article shall remain in full force and effect.

Section 6.10     RETROACTIVE EFFECT. To the extent permitted by applicable law, the rights and powers granted pursuant to this Article VI shall apply to acts and actions or failure to act occurring or in progress prior to its adoption by the board of directors and any repeal or amendment of this Article VI which is adverse to any director or officer shall apply to such director or officer only on a prospective basis. Notwithstanding any other provision of these bylaws, no repeal or amendment of these bylaws shall affect any or all of this Article VI so as to limit or reduce the indemnification in any manner unless adopted by (i) the unanimous vote of the directors of the corporation then serving, or (ii) by the stockholders as set forth in Article IX; provided that no such amendment shall have a retroactive effect inconsistent with the preceding sentence.

ARTICLE VII
RECORDS AND BOOKS

Section 7.1     MAINTENANCE OF STOCK LEDGER. The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the board of directors, a stock ledger, revised annually as required by NRS 78.105, of its stockholders of record, containing the names and addresses of all stockholders of record and the number and class of shares held by each stockholder.

Section 7.2     MAINTENANCE OF BYLAWS. The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of Nevada at its principal business office in the State of Nevada, the original or a copy of these bylaws (as amended to date), certified by an officer of the corporation, which shall be open to inspection by the stockholders at all reasonable times during office hours in accordance with NRS 78.105.
Section 7.3     MAINTENANCE OF OTHER CORPORATE RECORDS. The accounting books and records and minutes of proceedings of the stockholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written or electronic form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written or electronic form.

Section 7.4     ANNUAL REPORT TO STOCKHOLDERS. Nothing herein shall be interpreted as prohibiting the board of directors from issuing annual or other periodic reports to the stockholders of the corporation as they deem appropriate.

Section 7.5     FINANCIAL STATEMENTS. A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for twelve (12) months.

ARTICLE VIII
GENERAL CORPORATE MATTERS

Section 8.1     RECORD DATE. For purposes of determining the stockholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of any such meeting nor more than sixty (60) days prior to any other action, and in such case only stockholders of record on the date so fixed are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date fixed as aforesaid, except as otherwise provided in the NRS.

If the board of directors does not so fix a record date:

(a)The record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b)The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of and to vote at any meeting of stockholders shall apply to any adjournment or postponement of any meeting of stockholders unless the board of directors fixes a new record date for the adjourned or postponed meeting. The board of directors must fix a new record date if the meeting is adjourned or postponed to a date more than sixty (60) days later than the date set for the original meeting.

Section 8.2     CLOSING OF TRANSFER BOOKS. The directors may prescribe a period not exceeding sixty (60) days prior to any meeting of the stockholders during which no transfer of stock on the books of the corporation may be made or may fix a date not more than sixty (60) days or less than ten (10) days prior to any such meeting as the date as of which stockholders entitled to notice of and to vote at such meeting shall be determined.

Section 8.3     RECORD STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the record owner of shares to receive dividends and other distributions, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the record owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the NRS.

Section 8.4     CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

    Section 8.5    CORPORATE CONTRACTS AND     INSTRUMENTS; HOW EXECUTED. The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any agreement, certificate, instrument or other document in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 8.6     STOCK CERTIFICATES. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each stockholder when any such shares are fully paid, and the board of directors may authorize the issuance of certificates or shares as partially paid provided that the board of directors may authorize the issuance of uncertificated shares of some or all of any or all classes or series of the corporation’s stock. All certificates shall state the amount of the consideration to be paid therefor and the amount paid thereon and shall be signed in the name of the corporation by the chair of the board, president or chief executive officer and the secretary, treasurer or another officer designated by the board of directors, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be facsimile or electronic. In case any officer, transfer agent or registrar who has signed or whose facsimile or electronic signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

No new certificate for shares shall be issued in place of any certificate theretofore issued unless the latter is surrendered and canceled at the same time; provided, however, that a new certificate may be issued without the surrender and cancellation of the old certificate if the certificate thereto fore issued is alleged to have been lost, stolen or destroyed. In case of any such allegedly lost, stolen or destroyed certificate, the corporation may require the owner thereof or the legal representative of such owner to give the corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Within a reasonable time after the issuance or transfer of any uncertificated shares on the books of the corporation, the corporation shall send to the record holder thereof a written statement certifying the number and class (and the designation of the series, if any) of the shares owned by such stockholder in the corporation and any restrictions on the transfer or registration of such shares imposed by the articles of incorporation, these bylaws, any agreement among stockholders or any agreement between the stockholders and the corporation, and, within 10 days after receipt of a written request therefor from the stockholder of record, the corporation shall provide to such stockholder of record holding uncertificated shares, a written statement confirming the information contained in such written statement previously sent to the stockholder of record. The corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates. Except as otherwise expressly provided by the NRS, the rights and obligations of the stockholders of the corporation shall be identical whether or not their shares of stock are represented by certificates.

When the articles of incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares of capital stock of the corporation or it becomes desirable for any reason, in the discretion of the board of directors, including, without limitation, the merger of the corporation with another corporation or the conversion or reorganization of the corporation, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the board of directors may order any holders of outstanding certificates for shares to surrender and exchange the same for new certificates within a reasonable time to be fixed by the board of directors. The order may provide that a holder of any certificate(s) ordered to be surrendered shall not be entitled to vote, receive distributions or exercise any other rights of stockholders of record until the holder has complied with the order, but the order operates to suspend such rights only after notice and until compliance.

Section 8.7    DIVIDENDS AND OTHER DISTRIBUTIONS. Dividends and other distributions (as defined in NRS 78.191) upon the capital stock of the corporation, subject to the provisions of the articles of incorporation, if any, and NRS 78.288, may be declared by the board of directors at any regular or special meeting (or written consent in lieu thereof) pursuant to applicable law. Dividends and other distributions may be paid in cash, in property, in shares of the capital stock or any other medium not prohibited under applicable law, subject to the provisions of the articles of incorporation.

Before payment of any dividend or other distribution, there may be set aside out of any funds of the corporation available for dividends or other distributions such sum or sums as the board of directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the board of directors shall think conducive to the interests of the corporation, and the board of directors may modify or abolish any such reserves in the manner in which it was created.

Section 8.8     FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Section 8.9     SEAL. The corporate seal, if any, shall have inscribed thereon the name of the corporation, the year of its incorporation and the words “Corporate Seal, Nevada.”

Section 8.10     REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The chair of the board, the vice chair of the board, the chief executive officer, the president, or any vice president, or any other person authorized by resolution of the board of directors, is authorized to vote on behalf of the corporation any and all shares of any other entities, foreign or domestic, standing in the name of the corporation. The authority herein granted to said officers or authorized persons to vote or represent on behalf of the corporation any and all shares or other interests held by the corporation in any other entities may be exercised by any such officer or authorized person in person, by proxy or by written consent.

Section 8.11     INAPPLICABILITY OF CONTROLLING INTEREST STATUTES. The corporation elects not to be governed by the provisions of NRS 78.378 to NRS 78.3793, inclusive, or any successor statutes, generally known as the “Acquisition of Controlling Interest” statutes and relating to acquisitions of controlling interests in the corporation, and such statutes shall not apply to the corporation or to any acquisition of any shares of the corporation’s capital stock.

Section 8.12     CONSTRUCTION AND DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in NRS Title 7 shall govern the construction of these bylaws. Without limiting the generality of the foregoing, the singular number includes the plural, the plural number includes the singular, and the term “person(s)” includes entities and natural persons.

ARTICLE IX
AMENDMENTS

In furtherance and not in limitation of the powers conferred by the NRS, these bylaws or any of them may be altered, amended or repealed, and new bylaws may be adopted, by the board of directors or by the affirmative vote of the holders of at least a majority of the outstanding voting power of the corporation, voting together as a single class, except as otherwise provided by the articles of incorporation.

ARTICLE X
EXCLUSIVE FORUM

To the fullest extent permitted by law, and unless the corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall be the sole and exclusive forum for any action, suit or proceeding, whether civil, administrative or investigative, (a) that is an internal action (as defined in NRS 78.046), (b) as to which the NRS confers jurisdiction on the district court of the State of Nevada, or (c) asserting a claim governed by the internal affairs doctrine; provided, that such exclusive forum provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In the event that the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction over any such action, suit or proceeding, then any other state district court located in the State of Nevada shall be the sole and exclusive forum therefor, and in the event that no state district court in the State of Nevada has jurisdiction over any such action, suit or proceeding, then a federal court located within the State of Nevada shall be the sole and exclusive forum therefor. Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any claim asserting a cause of action against the corporation or any defendant arising under the Securities Act of 1933, as amended, including against any person in connection with any offering of the corporation’s securities, including, for the avoidance of doubt, any auditor, underwriter, expert, control person, which person shall have the right to enforce this clause.

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